UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):           October 3, 2005
TEKELEC

(Exact name of registrant as specified in its charter)

California	0-15135	95-2746131

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5200 Paramount Parkway, Morrisville, North Carolina	27560

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:     (818) 880-5656
26580 W. Agoura Road, Calabasas, California 91302
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written Communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets	1
Item 9.01	Financial Statements and Exhibits	1

Item 2.01 Completion of Acquisition or Disposition of Assets
     On October 3, 2005, Tekelec, a California corporation (“Tekelec”), completed the acquisition (the “Acquisition”) of all of the shares of capital stock (the “Santera Shares”) of Santera Systems Inc. , a Delaware corporation (“Santera”), owned by Santera’s minority stockholders for an aggregate cash purchase price of $75,550,000 (the “Purchase Price”). Prior to the Acquisition, Santera had been a majority owned subsidiary of Tekelec. As a result of the Acquisition, Santera is a wholly owned subsidiary of Tekelec.
     The Acquisition was consummated pursuant to the terms of (i) an Agreement and Plan of Merger dated as of April 30, 2003, as amended on August 3, 2005, by and among the Company, Luke Acquisition Corp., Santera, certain stockholders of Santera, and Austin Ventures VI, L.P., as the representative of the minority stockholders of Santera (the “Representative”), (ii) an Escrow Agreement dated as of April 30, 2003, as amended on August 3, 2005, by and among the Company, Santera, the minority stockholders of Santera, the Representative and J.P. Morgan Trust Company, National Association, and (iii) a Stockholders’ Agreement of Santera Systems Inc. dated as of April 30, 2003 (the “Original Stockholders’ Agreement”), as amended on August 3, 2005, by and among the Company, Santera, the minority stockholders of Santera and the Representative (collectively and as amended, the “Amended Transaction Documents”).
     The final terms and conditions of the transaction, including the Purchase Price, were negotiated and determined by the parties based on arm’s-length negotiations between Tekelec and the Representative and a number of factors, including the purchase price formula for the Santera Shares as set forth in the Original Stockholders’ Agreement; a valuation of the Santera Shares as determined by Tekelec’s management following a review and analysis of Santera’s business, business prospects and financial condition; and indemnification claims that had been asserted by Tekelec against the minority stockholders of Santera. Prior to the August 3, 2005 amendment of the transaction documents, Tekelec had asserted various indemnification claims against the minority stockholders and had notified them of additional unasserted claims. The Representative, on behalf of the minority stockholders, had objected to the validity and amounts of the asserted claims, and the Representative and the minority stockholders had also notified Tekelec that the Representative and the minority stockholders had various unasserted claims against the Company and its affiliates. Upon the closing of the Acquisition, the parties’ indemnification obligations under the Amended Transaction Documents terminated.
     The source of funds used by Tekelec to acquire the Santera Shares was existing cash reserves of Tekelec.
     Santera is a provider of media gateways and softswitches that are a part of the next-generation Class 4, Class 5, wireless and wireline solutions that Tekelec provides to telecommunications operators.
     The foregoing description of the Acquisition is qualified in its entirety by reference to the Amended Transaction Documents which are incorporated by reference in this Current Report on Form 8-K.
Item 9.01. Financial Statements and Exhibits
(a)	Financial statements of businesses acquired.
               None.
(b)	Pro forma financial information.
               Tekelec will file pro forma financial information under cover of Form 8-K/A no later than on December 16, 2005 (71 days after this Report is required to be filed).
(c)	Exhibits.
               The following exhibits are furnished as a part of this Current Report on Form 8-K:

Exhibit No.	Description

10.1	Agreement and Plan of Merger dated as of April 30, 2003 by and among Tekelec, Luke Acquisition Corp., Santera Systems Inc., certain stockholders of Santera Systems Inc. and Austin Ventures VI, L.P., as the Representative(1), as amended by the Amendment thereto dated as of August 3, 2005(2)

10.2	Escrow Agreement dated as of April 30, 2003 by and among Tekelec, Santera Systems Inc., the minority stockholders of Santera Systems Inc., Austin Ventures VI, L.P., as the Representative, and J.P. Morgan Trust Company, National Association, as Escrow Agent(1), as amended by the Amendment thereto dated as of August 3, 2005(2)

10.3	Stockholders Agreement dated as of April 30, 2003 by and among Tekelec, Santera Systems Inc., the minority stockholders of Santera Systems Inc. and Austin Ventures VI, L.P., as the Representative(1), as amended by the Amendment thereto dated as of August 3, 2005(2)

(1)	Incorporated by reference to the Company’s Current Report on Form 8-K filed with the Commission on May 7, 2003 (SEC File No. 0-15135).

(2)	Incorporated by reference to the Company’s Quarterly Report on Form 10-Q filed with the Commission on August 8, 2005 (SEC File No. 0-15135).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tekelec
Dated: October 6, 2005	By:	/s/ FREDERICK M. LAX
Frederick M. Lax
Chief Executive Officer and President